UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2022

PROFESSIONAL DIVERSITY NETWORK, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35824	80-0900177
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

 55 E. Monroe Street, Suite 2120, Chicago, Illinois 60603

(Address of principal executive offices)

Registrant’s telephone number, including area code: (312) 614-0950

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	IPDN	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 25, 2022, Grace Reyes, a member of the Board of Directors (the “Board”) of Professional Diversity Network, Inc. (the “Company”) tendered her resignation as a director of the Company effective on July 28, 2022. Ms. Reyes has served as a director of the Company since June 2020. Her resignation was not due to any disagreement with the Company on any matter relating to its operations, policies or practices as described in Item 5.02(a) of Form 8-K.

Effective on July 28, 2022, Ms. Reyes accepted an offer from IAW, Inc., a wholly-owned subsidiary of the Company, to join IAW’s Advisory Board as its Chairwoman. In connection with that position, she will be paid (a) $50,000 per year in cash, and (b) commissions in an amount of 10% of total sponsorship sales brought by Ms. Reyes to IAW, and (c) after an initial $200,000 in sponsorship sales have been brought by Ms. Reyes to IAW, a restricted stock grant valued at $10,000 for each additional $100,000 in sponsorship sales generated subject to the Company’s board approval.

On July 28, 2022, the remaining four directors of the Company elected Chris Renn to fill the vacancy on the Board created by Ms. Reyes’ resignation, effective immediately.

Mr. Renn currently is a director of Bluestone Capital, an asset manager focusing on alternative investments, including technology, infrastructure, energy, real estate, and other alternative assets. He also currently serves as a senior vice president of Rennatus, an advisory division of Bluestone Capital. Previously, Mr. Renn served in senior management positions at SIG, an international infrastructure finance company, Great Bay, an electricity hedge fund, and Urban Retail Properties, an operating arm of a public REIT. Mr. Renn is a graduate of Illinois Institute of Technology and Harvard University.

There is no arrangement or understanding between Mr. Renn and any other person pursuant to which he was selected as a director of the Company, and there is no family relationship between Mr. Renn and any of the Company’s other directors or executive officers. Since the beginning of the Company’s last fiscal year, there are no transactions in which the Company was or is to be a participant and in which Mr. Renn or any member of his immediate family had or will have any interest that are required to be reported under Item 404(a) of Regulation S-K. Mr. Renn’s compensation for service as a director will be commensurate with that for our other outside directors for our 2022 Board service year, as summarized in the Company’s most recent Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 18, 2022, pro rated for the year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Professional Diversity Network, Inc.

Date: July 28, 2022	/s/ Adam He
Adam He, Chief Executive Officer